Exhibit 99.2

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EDITED TRANSCRIPT
MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

EVENT DATE/TIME: MARCH 12, 2014 / 12:00PM GMT

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MARCH 12, 2014 / 12:00PM GMT, MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

CORPORATE PARTICIPANTS
Pete Bensen McDonald's Corporation - CFO

CONFERENCE CALL PARTICIPANTS
David Palmer RBC Capital Markets - Analyst

PRESENTATION
David Palmer - RBC Capital Markets - Analyst

I'm David Palmer, restaurant and packaged-food analyst at RBC Capital Markets. And on behalf of the firm, I'm very proud to welcome you to the RBC Capital Markets Consumer Conference. We will have C-level executives from 37 consumer companies meeting with us here today and tomorrow.

Our presentation format will be fireside chat. We will invite you to write down your questions on the postcard next to you. We will try to work those into the Q&A. Thank you again for attending the conference.

Our lead-off company fireside chat presentation is McDonald's. We're honored to have Pete Bensen, McDonald's Chief Financial Officer, with us; along with Kathy Martin and Chris Stent of Investor Relations.

Pete has been CFO since early 2008 and has been in a series of financial roles with the Company since 1996, in total over 17 years with the Company.

While McDonald's stock upside and earnings growth have slowed in the last couple years, it's worth remembering that McDonald's stock is up over 5 times since 2003, with almost all of that upside driven by returns and earnings growth.

There's absolutely no doubt that McDonald's is a built-to-last company with talented, experienced leadership, both inside and outside the Company. It is with that respect that our research team and investors are looking at McDonald's with an eye for that acceleration in EPS growth again.

After Pete's comments, we will conduct the fireside chat. And as a reminder, please feel free to write down your questions on index cards provided.

Pete, perhaps you want to kick it off with some opening comments, and we'll go from there.

Pete Bensen - McDonald's Corporation - CFO

All right. I didn't know exactly the format, here, so I'll use the podium, if you don't mind.

So thanks, Dave, and good morning, everyone. It's a pleasure to be here.

At McDonald's, our number-one priority is to satisfy our customers' needs by serving great-tasting, high-quality food in contemporary restaurants. That's why every day, McDonald's is a destination for approximately 70 million customers around the world.

The foundation of our business is strong. We have an iconic brand; an aligned and focused system of owner operators, suppliers, and employees; superb real estate locations in 119 markets around the world. These competitive advantages position us to grow the business profitably over the long-term.

Our customers are at the front and center of all that we do. Guiding our strategies is the Plan to Win framework and our three global-growth priorities to optimize our menu, modernize the customer experience, and broaden accessibility to brand McDonald's around the world.

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MARCH 12, 2014 / 12:00PM GMT, MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

Now more than ever, we're focused on strengthening our relationship with the customer by enhancing our current initiatives for greater relevance, broader reach, and better restaurant execution.

We're actively pursuing sizable growth opportunities. While we are the biggest player in the $1.2-trillion global informal eating-out category, today we account for less than 10% of informal eating-out sales. Raising our share by just 1% would deliver an additional $12 billion in system-wide sales.

To capture this opportunity, we're prioritizing our efforts and focusing on customer-facing initiatives with the greatest potential for growth, including reinvigorating our core favorites, including the Big Mac, Egg McMuffin, and our world-famous fries; while balancing the introduction of compelling new menu items and limited-time offers to broaden our appeal, strengthening our value platforms across the globe to provide consistent, affordable options to customers throughout the day; investing in our restaurants to keep them modern and contemporary; while leveraging investments in technology, like our point-of-sale system, Made for You, and our digital initiatives, which will further differentiate the McDonald's experience; and expanding our global footprint to grow to the real market opportunities that exist.

While our long-term strategies are intact, we recognize the need to address our near-term performance, focusing on what's within our control and providing customers with more compelling reasons to visit McDonald's today and into the future.

In 2014, we're prioritizing our efforts around those activities that have the most potential to drive performance in the near and longer term.

Our financial model is primarily based on driving sales, and our approach is twofold. First, we're focused on priority markets that have the most opportunity to drive our consolidated results. And second, we're looking to scale global initiatives that have the potential to drive performance across multiple markets, in both the near and the longer term.

So as a perspective, the following eight markets contribute over 80% of our consolidated operating income -- the US, France, Australia, UK, Germany, Russia, China, and Japan. Our ability to enact improvements in these markets will obviously have the greatest impact on our performance.

And the tactics within each of these markets will vary. The US is our largest market and has the most significant need for improvement in the near term. Our 2014 plans for the US are focused on strengthening the core business and improving our marketing to drive customer visits.

We're also building upon the strength of our breakfast business by combining our high-quality McCafe products that pair well with delicious foods at the speed and convenience that only McDonald's can provide. In addition, we will enhance our operations execution through better crew staffing and positioning, which builds capacity at our peak hours.

We're also committed to continuing to invest in our restaurants. Our new kitchen equipment, which will be in place by the middle of the year, will enable us to better deliver a positive experience to our customers.

As I said, the tactics will vary by market. But I do want to emphasize that we have an intense focus on enhancing our performance, especially in these priority markets.

However, there is no silver bullet. The adjustments we're making are comprehensive in nature and will take several months for our customers to notice and give us credit for those differences. So we expect results in certain of these markets will remain somewhat volatile in the near term.

In addition to our focus on the priority markets, we're pursuing global-growth opportunities that have the potential to drive top-line results across multiple markets.

From a menu standpoint, we're expanding and leveraging investments in our McCafe platform, both in terms of new units and extensions of our existing product lineup. We're also fortifying affordability platforms for greater consistency around value offerings that cross multiple [day park] and price points.

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MARCH 12, 2014 / 12:00PM GMT, MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

In addition, significant opportunity remains to grow our business through expanding our footprint around the globe. We continue to believe that investing in the McDonald's business is the best investment we can make to drive long-term growth.

In 2014, we plan to open between 1500 and 1600 new restaurants. We will also continue to make progress in our modernization efforts, and we expect to have about 60% of our global restaurants modernized by the end of this year.

Finally, given the investments we've made the past years to build our capabilities, especially in technology, with more common platforms like our point-of-sale system, we're pursuing global opportunities to leverage these areas in the future, including digital initiatives. Our goal is to engage more deeply with our customers, wherever they may be, and become a more integral part of their daily lives.

So we remain focused on the business strategies and execution and are moving with a sense of urgency to address recent financial performance and improved shareholder returns.

In addition to the steps I've outlined to position the Company for growth, we're actively looking at ways to optimize our capital structure, while maintaining our long-term financial strength; optimizing our restaurant-ownership structure, including certain refranchising activities, especially in markets outside the US; and scrutinize ongoing [G&A] levels while appropriately supporting our franchisees and our growth initiatives.

We look forward to updating you on our progress in these areas periodically throughout the year.

Around the world and across the system, we are ensuring our plants are deeply rooted in the evolving wants and needs of our customers. We know that's key for our performance today and over the long term.

At the same time, we remain grounded in our sound business fundamentals. We have a strong financial foundation and a resilient business that produces a significant, predictable cash flow stream, allowing us to return substantial amounts of cash to shareholders.

Over the past five years, we have returned over $26 billion to shareholders through share repurchases and dividends, including a total of $4.9 billion returned last year. In 2014, we currently expect to return approximately $5 billion.

I'll close by re-emphasizing my confidence in the future. Our fundamentals are strong. We're leveraging the power of our business model, our investments in restaurant capabilities and modernization, and our hard-earned competitive advantages to pursue the sizable opportunities before us.

At the same time, we're thoughtfully evolving our approach to remain relevant to our customers, focusing on those things within our control to navigate the near-term challenges, while driving long-term profitable growth.

Thank you. And now I think we'll do the fireside chat.

QUESTION AND ANSWER

David Palmer - RBC Capital Markets - Analyst

Thank you, Pete. Let's follow up first on that last point. As a reminder, if you do have a question, you want to write that down on an index card, and we'll try to work that in, in the time remaining.

You mentioned that you would optimize your capital structure while maintaining financial strength. I think that's what you said. Could you talk a little bit about what that means, refine for us how you're thinking about that?

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MARCH 12, 2014 / 12:00PM GMT, MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

Pete Bensen - McDonald's Corporation - CFO

We balance the desire to get out and let people know what we're thinking, versus having all of the answers at the time we did that.

But important to understand is -- you know, financial strength and flexibility has been a foundation of our business model for over 50 years. And unlike a lot of other concepts, we're both the landlord and the franchisor, so we co-invest with our franchisees. And that financial strength and flexibility is important in that relationship.

We expect it of the franchisees, because we want them to invest in their business; and they expect it of us. And I think it's served us well.

It's a longer-term view, right? And I don't think we would have had the success we had in rolling out McCafe in 2008 and 2009 without that financial strength.

And since there's nothing that's changed in our business model or our philosophy around this, we're not talking about dropping our rating or doing anything dramatic. But that said, in this period where performance is a little softer, we think within our single-A rating category there's an opportunity to maybe push the leverage up a little bit. And that's essentially what we're doing.

We don't have it quantified yet, and certainly as we finish our work with the rating agencies and our internal analyses, we'll come out with something of a quantification. But for now, that's the guidance we're giving.

David Palmer - RBC Capital Markets - Analyst

This may be a bit of a leap, but when I hear a company talking about perhaps buying back stock, and presumably that's the other side of the [leverage], it tells me a little bit about where in that recovery they think they are. In other words, they feel optimistic about that medium term, in this case may be 2015 and beyond. It's a little bit of a leap, but is it fair for us to read into it that you're seeing a light at the end of the tunnel?

Pete Bensen - McDonald's Corporation - CFO

I think -- you heard in my remarks that we have a lot of opportunity in front of us. And we think we're aligned and have the strategies to deliver on some of that long-term growth.

David Palmer - RBC Capital Markets - Analyst

One thing that I've been interested in is the change in the franchise mix. The re-franchising thing, you touched on it. Today, the valuations of those 100% franchise models are up there, such that the market is saying, they don't need to be discounting, that there are disadvantages to being 100% franchised. Some of the language that you chose -- it sounds like somewhere between zero and where you are is probably the right mix. How will you determine what is right for McDonald's?

Pete Bensen - McDonald's Corporation - CFO

That's a great question. Because if you look around the world right now, we're 89% franchised in the US -- and maybe there's room for that to change slightly, but not dramatically -- but a little over 70% in both [AMEA] and Europe.

And again, within those segments, that varies by country. But Asia is probably the area that has a greatest opportunity for us in some markets there, and yet there's still opportunity in Europe.

So it is really a [work stream] going on right now that's country by country. We don't have a global target that we're setting, but it's going to be what's the best mix within each country.

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MARCH 12, 2014 / 12:00PM GMT, MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

And we constantly do this anyway as part of our normal course. But this, again, in this environment is a little more of a concentrated effort to maybe accelerate some things and move it up on the priority list to -- you know, it has a couple benefits for it, right?

You get cash from selling the restaurants, and you also on the longer-term basis, which I think is more valuable, you convert some of that cash flow stream to that stable, predictable rent-and-royalty stream versus the company operated.

So we're not targeting to go to 100%, but, as you say, somewhere between where we are today and 100% is the right answer.

David Palmer - RBC Capital Markets - Analyst

McDonald's talked about becoming a more consumer-centric company, using consumer insight. And there's some new people in the marketing side that have come on. You have a new head of IT, as well. I don't though if you call it IT head, but the person --.

Pete Bensen - McDonald's Corporation - CFO

Our digital initiative.

David Palmer - RBC Capital Markets - Analyst

Right. And Steve Easterbrook, we noticed, rejoined the Company last summer. So there seems to be some new blood in an area that could have some input as to how you're looking at your business, and presumably you're deep-diving into what consumers want out of McDonald's. How are you approaching your marketing opportunities? What adjustments will McDonald's be making?

Pete Bensen - McDonald's Corporation - CFO

Something that we've done recently in the US is -- frankly, we've reorganized our marketing department. So you know we brought in a new Chief Marketing Officer, who started earlier this month.

But we also -- the marketing department used to be organized by product category. So you had -- you know, a lead for beef, a lead for chicken, etc. Now we've reorganized along consumer groups, so millennials, families, adults.

And you heard us talk recently about maybe losing some relevance in our communications and marketing. We think this is absolutely the way to get back to -- if these are consumer groups that are key to us, how do we better connect with them? And if we organize around that, we think we have a better chance of connecting and being more relevant to them in that regard.

And Atif is just bringing a new perspective on digital, which I know is of interest to you. But we can talk about that now, or we can talk about it --.

David Palmer - RBC Capital Markets - Analyst

Why don't we jump to that? I think that is definitely something that I think you have a right to win in that area. So any details on that would be great.

Pete Bensen - McDonald's Corporation - CFO

We throw that word, digital, around. Internally, there's really kind of four quadrants that we talk about digital.

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MARCH 12, 2014 / 12:00PM GMT, MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

There's digital marketing, which is the digital menu board and the social-media communications and things like that. Then there's the digital order and pay, so more of the transaction application; customer-relationship stuff, so the loyalty programs, the deeper consumer insights there; and then actually, digital play is another aspect of the whole digital frame around -- you know, applications within restaurants, websites, things like that.

But really, we brought Atif in because of a recognition of, A, the opportunity in front of us; but, B, the fact that we did not have that experience and competencies within McDonald's.

So we brought in an industry leader late in 2013. We've -- it's one of the quickest mobilizations, I would say, within McDonald's of our resources globally around an initiative. And that's just evidence internally of how important everybody thinks the digital opportunity is.

And we're going to have to do things that are a little bit unnatural for McDonald's, meaning we're going to have to put some things out there that we know are not 100% perfect. But if you wait in this space until everything is 100% figured out, then you're going to miss whole opportunities.

So you're going to see, later this year certainly, multiple tests around the digital payments and digital ordering in various markets around the world, and a lot of work on, how do we come up with a loyalty program or this customer-relationship aspect that can be uniquely McDonald's.

I talked about leveraging our point-of-sale system. We've got basically a common IT platform around the world -- we will have it in virtually all of our restaurants by the end of next year -- be able to deliver a somewhat consistent consumer-facing application around the world to 70 million customers a day, ultimately. That can be a pretty powerful thing, and ultimately that's how we're thinking about it.

But we know to get there, we're going to have to iterate and do it in steps. And so you'll see moves around the year as we test some of that stuff.

David Palmer - RBC Capital Markets - Analyst

With regard to innovation, menu innovation in particular, how's the process changed? 2013 seemed to be one where you had -- you talked about having a lot of new products. And I think that there was a questioning about the pace of that. But some of the premium innovation I would have thought would have been more incremental, to be honest, in this last year. How do you feel about the pipeline today and the [incrementality] of what you might have in store for 2014?

Pete Bensen - McDonald's Corporation - CFO

The process really hasn't changed dramatically. I'd say -- as we diagnose 2013 -- and you talked about the pace of our roll-out, I think, had some issues -- but the underlying issue of that was, we probably made some of the processes and procedures in our restaurants a little bit more complex.

And so underneath what were some, arguably, successful roll-outs of these products was service and some customer-satisfaction issues that were actually detracting from the sales.

And so internally, we talk about these first six months of 2014 being a service reset for the business. And each owner operator and each of our McOpCoÂ [path] leaders are going to be consulting with our operations folks, in almost like a back-to-basics approach around proper staffing levels, proper positioning of the staff.

It sounds mundane, but when you can concentrate an effort like that over a six-month period -- and we know internally when you do things like split the function in the drive-through between the person taking the order and the person taking the cash -- when you do that during the peak period, you increase your throughput and you increase our order accuracy.

And those, again, they sound mundane. But when you can do them and do them across 14,000 restaurants at the same time, it can have an impact on resetting that base.

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MARCH 12, 2014 / 12:00PM GMT, MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

And then we talk about new kitchen equipment coming later this year that will offer us the ability to give new toppings and flavors. If you don't fix that base before you do something like that, then you probably lessen your chances of success in that regard.

So again, I don't think it was the new products, per se, or the testing methodology, per se, but some of that underlying trend. And we know -- over time, we've gone back and studied markets over the last ten years that have kind of turned that sales trend line. And we know that, one, it takes a few months, it takes several months to do that. But it also takes multiple initiatives that the customer has to notice and then the customer has to give you credit for it.

So that's why in my remarks I said we're going to still have some volatility for a while as we work through these things; but ultimately for the long-term health of the business, this is the right way to go.

David Palmer - RBC Capital Markets - Analyst

McDonald's made the Dollar Menu & More change -- the evolution from the Dollar Menu, recently. I have a feeling that was in advance of the [deep] inflation that you see out there. How do you feel about the inflation in front of you, not just for 2014, but how it's probably going to play out through the year? I think the market is anticipating that inflation will be accelerating. What are your thoughts on that?

Pete Bensen - McDonald's Corporation - CFO

The Dollar Menu & More was really a more strategic move around -- we knew we couldn't maintain the dollar price-point on the McDouble forever. And if you -- while our supply chain folks did a great job in managing the cost, ultimately we knew we'd have to give that up.

So if you go under that premise, we wanted to create a platform where we could introduce more value price points to the consumer instead of just $1. Because if you're anchored at $1 and you do have inflation, the other products disproportionately absorb more of that cost increase, widening the gap from that dollar price point.

So it was a move -- yes, we knew in our test markets when we raised the price of the McDouble by 19% that you see a reduction in unit movement of the McDouble. We're seeing about the same experience nationwide.

We know -- and the key was introducing the $2 price point. So we have several sandwiches at $2 now that we knew in the test market that you saw some trade-offs onto that. But again, that's still a more profitable trade than trading to a $1 sandwich. And ultimately, it does give you that strategic framework to introduce and keep value alive at a price point other than $1.

So it was -- yes, commodity costs factored into it somewhat, knowing ultimately it would get too much to be able to sell that sandwich for $1. But it was more about creating a broader perception of everyday value for the consumer at some different price points.

David Palmer - RBC Capital Markets - Analyst

We have run out of time, here. We are going to have a breakout with McDonald's. Thank you again, McDonald's team, for joining us here today.

Pete Bensen - McDonald's Corporation - CFO

Thanks for having us.

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MARCH 12, 2014 / 12:00PM GMT, MCD - McDonald's Corporation at RBC Capital Markets Consumer & Retail Conference

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